EXHIBIT 21
KB HOME AND CONSOLIDATED SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
The following subsidiaries* of KB Home were included in the November 30, 2016 consolidated financial statements:

Name of Company/Jurisdiction of Incorporation or Formation	Percentage of Voting Securities Owned by the Registrant or a Subsidiary of the Registrant
Arizona
KB HOME Phoenix Inc.	100
KB HOME Sales - Phoenix Inc.	100
KB HOME Sales - Tucson Inc.	100
KB HOME Tucson Inc.	100

California
KB HOME Central Valley Inc.	100
KB HOME Coastal Inc.	100
KB HOME Greater Los Angeles Inc.	100
KB HOME Insurance Agency Inc.	100
KB HOME Sacramento Inc.	100
KB HOME South Bay Inc.	100

Colorado
KB HOME Colorado Inc.	100

Delaware
Fremont Pat Ranch LLC	100
KB HOME California LLC	100
KB HOME Charlotte Inc.	100
KB HOME DelMarVa LLC	100
KB HOME Florida LLC	100
KB HOME Fort Myers LLC	100
KB HOME Gold Coast LLC	100
KB HOME Inspirada LLC	100
KB HOME Jacksonville LLC	100
KB HOME Maryland LLC	100
KB HOME North Carolina Inc.	100
KB HOME Orlando LLC	100
KB HOME Raleigh-Durham Inc.	100
KB HOME South Carolina Inc.	100
KB HOME Tampa LLC	100
KB HOME Treasure Coast LLC	100
KB HOME Virginia Inc.	100
KB Urban Inc.	100
SF Bush Street Condos LLC	100
SF Townsend Condos LLC	100

Florida
KB HOME Title Services Inc.	100

Illinois
KB HOME Mortgage Company	100

Name of Company/Jurisdiction of Incorporation or Formation	Percentage of Voting Securities Owned by the Registrant or a Subsidiary of the Registrant
Nevada
KB HOME Las Vegas Inc.	100
KB HOME Nevada Inc.	100
KB HOME Reno Inc.	100

New Mexico
KB HOME New Mexico Inc.	100

Texas
KB HOME Lone Star Inc.	100
KBSA, Inc.	100

*
Certain subsidiaries have been omitted from this list. These subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.